Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-179811, 333-182362, 333-183923, 333-189793, 333-197439 and 333-205227) of Bazaarvoice, Inc of our report dated June 20, 2016 relating to the financial statements and financial statement schedule, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP

Austin, Texas
June 20, 2016